Exhibit 99.4

SmartRent Reports Second Quarter 2021 Financial Results

Company Achieves Record Revenue for the Quarter

Recent Highlights

•	Increased second quarter revenue by 274% to $21.7 million from $5.8 million in the prior year

•	Grew deferred revenue 133% year-over-year to $74.5 million

•	Deployed 23,834 New Units in the second quarter up 243% year-over-year

•	Increased Committed Units to 606,000 as of June 30, 2021

•	Launched Smart Intercom and Alloy Access Solo to enhance and optimize access control systems

•	Initiated vertical expansion into attractive Student Housing market

•	Completed business combination with Fifth Wall Acquisition Corp. I

•	Appointed Ann Sperling to the Board of Directors

SCOTTSDALE, AZ., August 30, 2021 — SmartRent, Inc. (NYSE:SMRT) (“SmartRent” or “the Company”), a leading provider of smart home and smart building automation for property owners, managers, developers, homebuilders and residents, today reported financial results for the second quarter ended June 30, 2021.

Lucas Haldeman, CEO of SmartRent, commented, “The significant demand for our value-enhancing open-architecture and hardware-agnostic operating system led to record revenue in the second quarter. Our pipeline is stronger than ever, as evidenced by our more than 606,000 Committed Units, and we are actively adding talent to meet the growing demand from our customers. Importantly, our large base of deferred revenue continues to grow and drive multi-year revenue visibility.”

Mr. Haldeman, continued, “We are pleased to have completed our business combination with Fifth Wall Acquisition Corp. I and could not be more excited for this next chapter of growth as a public company. We are uniquely positioned to penetrate the multibillion-dollar smart building enterprise software market on a global scale across all asset classes in both retrofit and new development, which we believe will create long-term shareholder value.”

Second Quarter Results

Total revenue increased by $15.9 million, or 274%, to $21.7 million in the second quarter of 2021, from $5.8 million in the second quarter of 2020. The year-over-year increase in revenue resulted primarily from an increase in the volume of installations of the Company’s smart home hardware devices and an increased number of active subscriptions for the Company’s software service applications.

Operating expenses increased by $2.3 million to $10.3 million in the second quarter of 2021 from $8.0 million in the second quarter of 2020, primarily resulting from an increase in research and development expenses related to product portfolio enhancements and sales and marketing expenses related to personnel-related costs to support the growth of the Company’s operations. The Company continues to invest for growth and has increased its total headcount by approximately 93% since the end of June 2020.

Adjusted EBITDA was $(9.3) million in the second quarter of 2021. Net loss was $(10.1) million in the second quarter of 2021, less than our net loss of $(10.4) million in the second quarter of 2020.

Total deferred revenue was $74.5 million as of June 30, 2021, up from $31.9 million as of June 30, 2020 and up from $64.0 million as of March 31, 2021.

First Six Months Results

Total revenue increased by $18.5 million, or 83%, to $40.8 million in the first six months of 2021, from $22.3 million in the prior year period. Operating expenses increased by $3.7 million to $19.1 million in the first six months of 2021 from $15.4 million in the prior year period. Adjusted EBITDA was $(17.7) million and net loss was $(19.3) million in the first six months of 2021.

Key Operating Metrics (1)

•

New Units Deployed in the second quarter of 2021 were 23,834, up 243% compared to 6,943 in the prior year period. Year-to-date New Units Deployed were 56,320, up 126% compared to the same period last year. As of June 30, 2021, the Company has 211,425 Units Deployed, up 119% compared to one year ago.

•	Units Booked in the second quarter of 2021 were 38,182, up 302% compared to 9,495 in the prior year period. Year-to-date Units Booked were 83,718, up 160% compared to the same period last year.

•

SmartRent’s customers own an aggregate of 3.5 million rental units and include 15 of the top 20 multifamily residential owners in the United States as of June 30, 2021. To date, the Company has not experienced any customer churn (meaning that no customer has removed an installed SmartHub) and had 606,000 Committed Units as of June 30, 2021.

•

ARR in the second quarter of 2021 was $7.0 million, up 159% compared to $2.7 million in the prior year period. ARR represents annualized revenue based upon recurring SaaS revenue earned in the current quarter and does not contemplate revenue that could be attributed to Committed Units.

Recent Business Highlights

•

SmartRent completed its business combination with Fifth Wall Acquisition Corp. I on August 24, 2021 and began trading on the New York Stock Exchange under the “SMRT” ticker symbol the following day. SmartRent received approximately $450 million in cash in connection with the business combination, which provides the Company with financial flexibility to invest in initiatives that it believes will accelerate the growth of its category-leading smart home technology for the global real estate industry.

•

SmartRent recently launched Smart Intercom, its proprietary in-house intercom offering, that can be installed on any building entry point, such as lobby doors or perimeter gates. Smart Intercom provides SmartRent-enabled properties an additional layer of security and accessibility to the broader apartment community. Additionally, SmartRent recently launched Alloy Access Solo, a single door access control solution that can be retrofitted on nearly any door or perimeter gate using WiFi or cellular connectivity. These products further expand SmartRent’s access control offerings and ability to transform apartments into connected communities. They complement the Company’s recently launched smart parking solution, Alloy Parking, which helps keep properties safe, limits unauthorized parking and make sure residents can readily access their designated parking spaces.

•

SmartRent is developing its new student housing division. The student demographic is highly responsive to technology and smart home innovations, and SmartRent is well-positioned to deliver its solutions to this attractive end market.

•

Ann Sperling was appointed as a new member of SmartRent’s Board of Directors following the completion of the business combination. Ms. Sperling brings extensive real estate investment and development, operations, marketing, and finance experience, spanning over three decades of real estate and management experience including leadership roles in public real estate companies.

•	The Company extended its revolving credit facility with Silicon Valley Bank under the precedent terms and conditions through November 13, 2021.

Conference Call Information

SmartRent will host a conference call to discuss its second quarter 2021 financial results today, Monday, August 30, 2021, at 5:00 PM Eastern Time. To access the conference call, dial 1-877-407-3982 for the U.S. and Canada, or 1-201-493-6780 for callers outside the U.S. or Canada, with Conference ID: 13722626. A webcast of the conference call will be available on the Company’s website at investors.smartrent.com.

About SmartRent

Founded in 2017, SmartRent (NYSE: SMRT) is an enterprise smart home and smart building technology platform for property owners, managers and residents. The SmartRent solution is designed to provide property managers with seamless visibility and control over all their assets while delivering cost savings and additional revenue opportunities through all-in-one home control offerings for residents. For more information please visit smartrent.com.

(1) Key Operating Metrics Defined

SmartRent regularly monitors a number of operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress and make strategic decisions. The Company’s Key Operating Metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of the Company’s SmartHubs that have been installed (also including customer self-installations) as of a stated measurement date. The Company uses this operating metric to assess the general health and trajectory of its business growth.

New Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) during a stated measurement period. The Company uses this operating metric to assess the general health and trajectory of its business growth.

Committed Units is defined as the aggregate number of SmartHubs that are subject to binding orders from customers together with units that existing customers who are parties to a SmartRent master services agreement have informed us (on a non-binding basis) that they intend to order in the future for deployment within two years of the measurement date. The Company tracks the number of committed units to assess the general health and trajectory of its business and to assist in its longer-term resource analysis.

Units Booked is defined as the aggregate number of SmartHubs associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to assist in assessing near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. EBITDA and Adjusted EBITDA are non-GAAP financial measures as defined by SEC rules. SmartRent’s management and board of directors use these non-GAAP measures to understand and evaluate SmartRent’s operating performance, to establish budgets, and to develop operational goals for managing its business, and they believe these measures also provide meaningful supplemental information to investors and others in understanding and evaluating SmartRent’s operating results and enhancing the overall understanding of its past performance and future prospects.

These non-GAAP financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP financial measures may be calculated or defined differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

SMARTRENT.COM, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net loss	$(10,051)	$(10,448)	$(19,318)	$(17,724)
Interest expense, net	64	170	142	380
Provision for income taxes	41	44	87	122
Depreciation and amortization	93	95	173	121

EBITDA	$(9,853)	$(10,139)	$(18,916)	$(17,101)
Stock-based compensation	428	641	855	902
Non-cash warrant expense	167	36	399	182
Loss on extinguishment of debt	—	—	—	164
Loss on change in exchange rates	—	79	—	165
Compensation expense in connection with Zipato acquisition	—	1,745	—	2,593
Other non-operating expense, net	4	31	4	14

Adjusted EBITDA	$(9,254)	$(7,607)	$(17,658)	$(13,081)

SMARTRENT.COM, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$53,534	$38,618
Accounts receivable, net	27,028	20,787
Inventory	21,701	17,628
Deferred cost of revenue, current portion	7,645	6,782
Prepaid expenses and other current assets	11,220	3,840

Total current assets	121,128	87,655
Property and equipment, net	1,292	847
Deferred cost of revenue	13,394	10,072
Goodwill	4,162	4,162
Other long-term assets	1,281	1,113

Total assets	$141,257	$103,849

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,864	$2,275
Accrued expenses and other current liabilities	7,769	9,555
Deferred revenue, current portion	35,066	19,348
Current portion of long-term debt	1,652	1,651

Total current liabilities	49,351	32,829
Long-term debt, net	2,343	3,169
Deferred revenue	39,439	34,153
Other long-term liabilities	273	516

Total liabilities	91,406	70,667

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.00001 par value; 24,816 and 21,698 shares authorized as of June 30, 2021 and December 31, 2020; 24,816 and 21,458 shares issued and outstanding as of June 30, 2021 and December 31, 2020	146,225	111,432

Stockholders’ deficit
Common stock, $0.00001 par value; 33,700 and 28,781 shares authorized as of June 30, 2021 and December 31, 2020; 2,627 and 2,124 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	5,416	4,157
Accumulated deficit	(101,960)	(82,642)
Accumulated other comprehensive income	170	235

Total stockholders’ deficit	(96,374)	(78,250)

Total liabilities, convertible preferred stock and stockholders’ deficit	$141,257	$103,849

SMARTRENT.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue
Hardware	$14,029	$2,881	$26,427	$14,174
Professional services	3,564	1,210	7,165	4,841
Hosted services	4,084	1,700	7,245	3,330

Total revenue	21,677	5,791	40,837	22,345

Cost of revenue
Hardware	12,514	4,410	24,657	14,563
Professional services	6,274	2,218	11,734	6,749
Hosted services	2,606	1,226	4,577	2,384

Total cost of revenue	21,394	7,854	40,968	23,696

Operating expense
Research and development	4,083	2,134	7,176	4,004
Sales and marketing	2,392	1,183	4,146	2,720
General and administrative	3,806	4,642	7,763	8,655

Total operating expense	10,281	7,959	19,085	15,379

Loss from operations	(9,998)	(10,022)	(19,216)	(16,730)
Interest expense, net	(64)	(170)	(142)	(380)
Other income (expense), net	52	(212)	127	(492)

Loss before income taxes	(10,010)	(10,404)	(19,231)	(17,602)
Provision for income taxes	41	44	87	122

Net loss	(10,051)	(10,448)	(19,318)	(17,724)

Other comprehensive loss
Foreign currency translation adjustment	63	46	(65)	32
Comprehensive loss	$(9,988)	$(10,402)	$(19,383)	$(17,692)

Net loss per common share
Basic and diluted	$(4.87)	$(6.82)	$(9.71)	$(12.92)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	2,064	1,531	1,990	1,372

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected financial results, product portfolio enhancements, expansion plans and opportunities and expectations regarding key operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could cause actual results or outcomes to differ materially from expectations include, but are not limited to, our ability to: (1) execute our business strategy, including expansions in existing and into new lines of business; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) realize the benefits expected from our business combination; (4) continue to develop new products and innovations to meet constantly evolving customer demands; (5) accelerate adoption of our products and services; (6) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (7) develop, design, and sell services that are differentiated from those of competitors; (8) anticipate the impact of the COVID-19 pandemic and its effect on our business operations; (9) manage risks associated with product liability, warranty, personal injury, property damage and recall matters; (10) attract, train, and retain officers, employees and directors; (11) enhance future operating and financial results; (12) comply with laws and regulations applicable to our business; (13) stay abreast of modified or new laws and regulations applicable to our business, including data security and privacy regulations; (14) anticipate the significance and timing of contractual obligations; (15) maintain key strategic relationships with partners, manufacturers and distributors; (16) respond to uncertainties associated with product and service development and market acceptance; (17) successfully defend litigation; (18) upgrade and maintain information technology systems; (19) acquire and protect intellectual property; (20) anticipate rapid technological changes; and (21) successfully deploy the proceeds from the business combination. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Investor Contact:

investors@smartrent.com

Media Contact:

SmartRent@Inkhouse.com